UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N. 19th Avenue, Suite 110

Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Item 2.02	Results of Operations and Financial Condition.

On November 11, 2020, SenesTech, Inc. (the “Company”) announced its financial results for the third quarter ended September 30, 2020. A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In connection with the press release, the Company held a conference call on the same date to review those results. A transcript of the Company’s conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, the Board of Directors (the “Board”) of the Company authorized an increase in size of the Board to eight members and appointed, by affirmative vote on November 5, 2020, Phil Grandinetti, K.C. Kavanagh and Jake Leach to serve on the Board as independent directors, effective as of November 5, 2020. Mr. Grandinetti will serve as a Class II director until the 2021 Annual Meeting of Stockholders, Ms. Kavanagh will serve as a Class III director until the 2022 Annual Meeting of Stockholders, and Mr. Leach will serve as a Class I director until the 2023 Annual Meeting of Stockholders or, in each case, until their earlier death, resignation or removal or until a successor is elected and qualified.

Additionally, on November 5, 2020, Dr. Julia Williams, a member of the Board, notified the Company of her intention to resign from the Board and its Compensation Committee effective November 5, 2020. The Company and the Board express their appreciation to Dr. Williams for her many contributions to the Board and committees of the Board and dedicated and outstanding service to the Company. Dr. Williams will continue her involvement with the Company as a Director Emeritus with Board observer rights.

In connection with their election to the Board, each of Mr. Grandinetti, Ms. Kavanagh and Mr. Leach will receive the standard aggregate compensation paid to non-employee directors of the Company, including nonstatutory stock options to purchase shares of common stock pursuant to the Company’s 2018 Equity Incentive Plan. Under the standard compensation for non-employee directors, directors receive an annual retainer stock option grant with a value of $25,000, with an exercise price equal to the closing price of the Company’s common stock on the grant date, quarterly vesting, with the grants for the current annual term fully vested on June 30, 2021, subject to continued service, and a maximum five-year term. In addition, non-employee directors are also eligible to receive an annual cash retainer of $17,000 for Board service, which each of Mr. Grandinetti, Ms. Kavanagh and Mr. Leach are entitled to receive as cash or as additional stock option grants, at their election. Messrs. Grandinetti and Leach have elected to receive this compensation in stock option grants, with an exercise price equal to the closing price of the Company’s common stock on the grant date, quarterly vesting, with the grants fully vested on June 30, 2021, and Ms. Kavanagh has elected to receive this compensation in cash. All amounts payable to the directors will be pro-rated based on their actual service between their election to the Board and the 2021 Annual Meeting of Stockholders.

There are no arrangements or understandings between these new directors and any other persons pursuant to which any of the new directors was selected for election. Mr. Grandinetti, Ms. Kavanagh and Mr. Leach are not party to any transaction subject to Item 404(a) of Regulation S-K involving the Company.

In addition, at the time of each of their appointments, none of Mr. Grandinetti, Ms. Kavanagh and Mr. Leach were appointed to serve as a member of any committee of the Board.

The Company issued a press release on November 11, 2020 announcing the appointment of Mr. Grandinetti, Ms. Kavanagh and Mr. Leach to the Board and Dr. Williams’ retirement from the Board. A copy of the press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated November 11, 2020 (furnished herewith)
99.2	Transcript of Conference Call to Review Earnings on November 11, 2020 (furnished herewith)
99.3	Press Release dated November 11, 2020 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020

SENESTECH, INC.

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman Chief Financial Officer